UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________

FORM 8-K
______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2026
Commission File Number: 001-38465
______________________________________
DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 800	San Francisco	California	94105
(Address of Principal Executive Offices) (Zip Code)

(415) 489-4940
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Following the recommendation of Docusign, Inc.’s (the “Company”) Nominating and Corporate Governance Committee of the Board of Directors (the “Board”), the Board appointed Rowan Trollope to fill an existing vacancy on the Board to serve as a director of the Company, effective May 2, 2026. Mr. Trollope will serve as a Class III director whose term will expire at the Company’s 2027 Annual Meeting of Stockholders, which is the next stockholder meeting at which Class III directors will be elected, and until Mr. Trollope’s successor shall have been duly elected and qualified, or until Mr. Trollope’s earlier death, resignation, disqualification or removal. The Board determined that Mr. Trollope qualifies as an independent director pursuant to the Securities Act of 1933, as amended, and the listing standards of the Nasdaq Stock Market.

Mr. Trollope, 53, has served as the Chief Executive Officer and as a member of the board of directors of Redis, Inc., a database services company, since February 2023. From May 2018 to December 2022, Mr. Trollope served as Chief Executive Officer and as a member of the board of directors of Five9, Inc., an intelligent cloud software provider. From October 2015 to May 2018, Mr. Trollope served as Senior Vice President and General Manager, Applications Group at Cisco Systems, Inc. (“Cisco”), an information technology company. From 2012 to October 2015, Mr. Trollope served as Senior Vice President and General Manager, Collaboration Technology Group at Cisco. Mr. Trollope also previously served on the boards of directors of Smartsheet, an enterprise work management platform, until its acquisition by Blackstone and Vista Equity Partners, and VeriFone Systems, Inc., a payment and commerce solutions provider, until its acquisition by Francisco Partners. We believe that Mr. Trollope possesses specific attributes that qualify him to serve as a member of the Board, including his extensive experience in the enterprise software and technology industries and as a public company CEO and board member.

There is no arrangement or understanding between Mr. Trollope and any other person pursuant to which Mr. Trollope was selected as a director. Mr. Trollope has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Trollope will receive compensation for his service as a member of the Board in accordance with the Company’s Amended and Restated Director Compensation Program, which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on September 7, 2023.

Mr. Trollope will enter into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 3, 2020.

Item 7.01. Regulation FD Disclosure.

A press release dated May 6, 2026, announcing Mr. Trollope’s appointment to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in Item 7.01 of this current report, including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated May 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2026

DOCUSIGN, INC.

By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Chief Legal Officer